                                                                    Exhibit 25.1

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                             SECTION 305(b)(2)                               [X]

                                   ----------

                                 CITIBANK, N.A.

     A National Banking Association                               13-5266470
                                                               (I.R.S. employer
                                                             identification no.)

  399 Park Avenue, New York, New York                               10043
(Address of principal executive office)                           (Zip code)

                                   ----------

             MERRILL LYNCH MORTGAGE INVESTORS TRUST, SERIES 2007-SL1
          THAT ISSUES NOTES UNDER THE RELATED PROSPECTUS AND PROSPECTUS
                                   SUPPLEMENT
               (Exact name of obligor as specified in its charter)

            Delaware                                             Applied for
(State or other jurisdiction of                                (I.R.S. employer
 incorporation or organization)                              identification no.)

 c/o Wilmington Trust Company, as Owner Trustee
               Rodney Square North
            1100 North Market Street
            Wilmington, DE 19890-0001
Or such other address specified in the applicable
              Prospectus Supplement                                 19713
    (Address of principal executive offices)                      (Zip code)

                      MORTGAGE LOAN ASSET-BACKED SECURITIES

================================================================================

1.   GENERAL INFORMATION. FURNISH THE FOLLOWING INFORMATION AS TO THE TRUSTEE:

     (A) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

Name                                    Address
----                                    -------
Comptroller of the Currency             Washington, D.C.
Federal Reserve Bank of New York        33 Liberty Street, New York, NY
Federal Deposit Insurance Corporation   Washington, D.C.

     (B)  WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

          Yes.

2.   AFFILIATIONS WITH OBLIGOR.

     IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

          None.

Item 16. List of Exhibits.

          List below all exhibits filed as a part of this Statement of Eligibility.

          Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as exhibits hereto.

          Exhibit 1 - Copy of Articles of Association of the Trustee, as now in effect. (Exhibit 1 to T-1 to Registration Statement No. 2-79983)

          Exhibit 2 - Copy of certificate of authority of the Trustee to commence business. (Exhibit 2 to T-1 to Registration Statement No. 2-29577).

          Exhibit 3 - Copy of authorization of the Trustee to exercise corporate trust powers. (Exhibit 3 to T-1 to Registration Statement No. 2-55519)

          Exhibit 4 - Copy of existing By-Laws of the Trustee. (Exhibit 4 to T-1 to Registration Statement No. 33-34988)

          Exhibit 5 - Not applicable.

          Exhibit 6 - The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. (Exhibit 6 to T-1 to Registration Statement No. 33-19227.)

          Exhibit 7 - Copy of the latest Report of Condition of Citibank, N.A. (as of March 31st, 2007- attached)

          Exhibit 8 - Not applicable.

          Exhibit 9 - Not applicable.

                                   ----------

                                    SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 11 day of May, 2007.

                                        CITIBANK, N.A.


                                        By: /s/ Louis Piscitelli
                                            ------------------------------------
                                        Name: Louis Piscitelli
                                        Title: Vice President

Charter No. 1461
Comptroller of the Currency
Northeastern District

REPORT OF CONDITION
CONSOLIDATING
DOMESTIC AND FOREIGN
SUBSIDIARIES OF

Citibank, N.A. of New York in the State of New York, at the close of business on MARCH 31, 2007, published in response to call made by Comptroller of the Currency, under Title 12, United States Code, Section 161. Charter Number 1461 Comptroller of the Currency Northeastern District.

                                                            THOUSANDS OF DOLLARS
                                                            --------------------
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin ......      $   17,516,000
Interest-bearing balances ...............................          40,777,000
Held-to-maturity securities .............................               1,000
Available-for-sale securities ...........................         220,170,000
Federal funds sold in domestic Offices ..................             982,000
Federal funds sold and securities purchased under
   agreements to resell .................................           9,887,000
Loans and leases held for sale ..........................          16,040,000
Loans and lease financing
   receivables:
   Loans and Leases, net of unearned income .............         579,223,000
LESS: Allowance for loan and lease losses ...............           5,854,000
Loans and leases, net of unearned income, allowance, and
   reserve ..............................................         573,369,000
Trading assets ..........................................         105,980,000
Premises and fixed assets (including capitalized
   leases) ..............................................           5,215,000
Other real estate owned .................................             309,000
Investments in unconsolidated subsidiaries and associated
   companies ............................................           3,504,000
Intangible assets: Goodwill .............................          14,938,000
Intangible assets: Other intangible assets ..............          10,631,000
Other assets ............................................          57,630,000
                                                               --------------
TOTAL ASSETS ............................................      $1,076,949,000
                                                               ==============
LIABILITIES
Deposits: In domestic offices ...........................      $  205,237,000
Noninterest- bearing ....................................          39,463,000
Interest- bearing .......................................         165,774,000
In foreign offices, Edge and Agreement subsidiaries,
   and IBFs .............................................         485,568,000
Noninterest- bearing ....................................          32,762,000
Interest- bearing .......................................         452,806,000

Federal funds purchased in domestic Offices .............          19,232,000
Federal funds purchased and securities sold under
   agreements to repurchase .............................           9,372,000
Trading liabilities .....................................          44,774,000
Other borrowed money (includes mortgage indebtedness and
   obligations under capitalized leases): ss ............         163,319,000
Subordinated notes and debentures .......................          23,000,000
Other liabilities .......................................          48,074,000
                                                               --------------
TOTAL LIABILITIES .......................................      $  998,576,000
                                                               --------------
MINORITY INTEREST IN CONSOLIDATED SUBSIDIARIES...........           1,071,000

EQUITY CAPITAL
Perpetual preferred stock and related surplus ...........                   0
Common stock ............................................             751,000
Surplus .................................................          45,794,000
Retained Earnings .......................................          32,399,000
                                                               --------------
Accumulated net gains (losses) on cash flow hedges ......          -1,642,000
Other equity capital components .........................                   0
                                                               --------------
TOTAL EQUITY CAPITAL ....................................      $   77,302,000
                                                               --------------
TOTAL LIABILITIES AND EQUITY CAPITAL ....................      $1,076,949,000
                                                               ==============

I, the undersigned CFO (or equivalent) of the named bank, attest that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

CARY CRITTENDEN

We, the undersigned directors (trustees), attest to the correctness of the Reports of Condition and Income (including the supporting schedules) for this report date and declare that the Reports of Condition and Income have been examined by us and to the best of our knowledge and belief have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true and correct.

SALLIE KRAWCHECK
KEVIN KESSINGER
DAVID BUSHNELL
DIRECTORS